                                                                   Exhibit 99.11

================================================================================

                            NAVISTAR LEASING COMPANY

                            SERIES 200  SUPPLEMENT TO
                                      -
                           COLLATERAL AGENCY AGREEMENT

                                      AMONG

                          HARCO LEASING COMPANY, INC.,

                            NAVISTAR LEASING COMPANY,

                       THE SERIES 200   PORTFOLIO INTEREST
                                     --
                           OBLIGORS IDENTIFIED HEREIN,

                        THE SERIES 200   SECURED PARTIES
                                      --
                               IDENTIFIED HEREIN,

                         NAVISTAR FINANCIAL CORPORATION,
                                  AS SERVICER,

               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION,

                      NAVISTAR FINANCIAL 200_ OWNER TRUST,

                                   ----------,
                              AS INDENTURE TRUSTEE,

                                       AND

                              THE BANK OF NEW YORK,
                               AS COLLATERAL AGENT

                            DATED AS OF       , 200
                                        ------     -

================================================================================

                                TABLE OF CONTENTS

ARTICLE X
DEFINITIONS...............................................................................2
          SECTION 10.1      Definitions...................................................2

ARTICLE XI
GRANT OF SECURITY INTEREST OVER DESIGNATED COLLATERAL.....................................3
          SECTION 11.1      Grant of Security Interest....................................3
          SECTION 11.2      Designation of Series 200   Portfolio Interest
                                                     --
                                     Collateral...........................................3
          SECTION 11.3      Delivery of Series 200   Portfolio Certificate................3
                                                  --
          SECTION 11.4      Perfection of Security Interest in Designated
                                    Collateral............................................3
          SECTION 11.5      Designation of Secured Parties................................3
          SECTION 11.6      Schedule of Retail Leases.....................................3
          SECTION 11.7      Statements; Further Assurances................................4
          SECTION 11.8      Remedies4
          SECTION 11.9      Re-allocation of Series 200  Portfolio Assets.................4
                                                       -
ARTICLE XII
MISCELLANEOUS PROVISIONS..................................................................5
          SECTION 12.1      Notices.......................................................5
          SECTION 12.2      Successors and Assigns........................................5
          SECTION 12.3      Severability..................................................5
          SECTION 12.4      Governing Law.................................................5
          SECTION 12.5      Counterparts..................................................5
          SECTION 12.6      Termination...................................................5
          SECTION 12.7      Headings......................................................5
          SECTION 12.8      Effect of this Collateral Supplement on the Collateral
                            Agency Agreement..............................................5

                            SERIES 200  SUPPLEMENT TO
                                      -
                           COLLATERAL AGENCY AGREEMENT

          SERIES 200 SUPPLEMENT TO COLLATERAL AGENCY AGREEMENT (this "Series
                                                                ----------------
200 Collateral Supplement"), dated and effective as of      , 200  , among Harco
-------------------------                              -----     --
Leasing Company, Inc., a Delaware corporation ("Harco Leasing"), Navistar
                                                -------------
Leasing Company, a Delaware corporation (the "Titling Trust"), the Series 200
                                              -------------                  --
Portfolio Interest Obligors identified herein, the Series 200   Secured Parties
                                                             --
identified herein, and each other person from time to time joining in this
Series 200   Collateral Supplement in the capacity of a Secured Party, Navistar
          --
Financial Corporation, a Delaware corporation ("Navistar Financial"), as
                                                ------------------
Servicer, Navistar Financial Retail Receivables Corporation, Navistar Financial 200_ Owner Trust, and The Bank of New York, a New York banking corporation ("BONY"), as successor-in-interest to Harris Trust and Savings Bank, acting in
  ---
its capacity as collateral agent for the holders of the Secured Obligations (in
such capacity, the "Collateral Agent"), and                 , acting in its
                    ----------------        ----------------
capacity as Indenture Trustee pursuant to the Indenture (as defined below) (the "Indenture Trustee") .
 ------------------

                                    RECITALS

          A. Harco Leasing, the Titling Trust, each other Person from time to
time joining in this Series 200   Collateral Supplement in the capacity of a
                               --
Secured Party, Navistar Financial and the Collateral Agent have entered into that certain Collateral Agency Agreement, dated as of April 15, 1999 (as amended, the "Collateral Agency Agreement"), which provides, among other things,
              ---------------------------
for the grant of certain security interests over the Titling Trust Assets in accordance with the Titling Trust Agreement.

          B. Harco Leasing, the General Interest Trustee and the Delaware Trustee have entered into the Titling Trust Agreement, pursuant to which the Titling Trust, has been formed for the purpose of taking assignments and conveyances of, holding in trust and dealing in, various Titling Trust Assets.

          C. Harco Leasing, the General Interest Trustee, the Delaware Trustee
and the Series 200   Portfolio Trustee have entered into the Series 200
                  --                                                   --
Portfolio Supplement for the purpose of designating and accounting for as
separate the Series 200   Portfolio Assets as a separate Portfolio Interest
                       --
known as the Series 200   Portfolio Interest, to be represented by the Series
                       --
200   Portfolio Certificate.
   --

          D. The Titling Trust, Harco Leasing, the Collateral Agent and the Servicer have entered into the Titling Trust Servicing Agreement, which provides for, among other things, the servicing of the Titling Trust Assets by the Servicer.

          E. Pursuant to the Collateral Agency Agreement, the Collateral Agent holds the Titling Trust Estate as Collateral Agent in order to secure the payment of the Secured Obligations.

          F. The Collateral Agency Agreement contemplates that, from time to time, a Titling Trust Interest Holder may desire to secure Secured Obligations with the Designated Collateral identified in a Collateral Supplement.

          G. In connection with the creation of the Series 200   Portfolio
                                                              --
Interest, Harco Leasing has transferred its interest therein and in the related
Series 200   Portfolio Certificate and Series 200   Portfolio Assets to Navistar
          --                                     --
Financial pursuant to the Lease Purchase Agreement. Navistar Financial has in
turn transferred the Series 200   Portfolio Certificate and such other
                               --
collateral to NFRRC pursuant to the Purchase Agreement. NFRRC has transferred
the Series 200   Portfolio Certificate and such other collateral to the Issuer
              --
pursuant to the Pooling Agreement. The Issuer has granted a security interest in
the Series 200   Portfolio Certificate and such other collateral to the
              --
Indenture Trustee pursuant to the Indenture.

          H. The parties hereto wish to supplement the terms of the Collateral Agency Agreement (i) to cause the obligations of Harco Leasing under the Lease Purchase Agreement, the obligations of Navistar Financial under the Purchase Agreement, the obligations of NFRRC under the Pooling Agreement and the obligations of the Issuer under the Indenture (each such Person in such
capacity, a "Series 200   Portfolio Interest Obligor"), in each case, to be
             ---------------------------------------
Secured Obligations, (ii) to establish that each of Navistar Financial under the Lease Purchase Agreement, NFRRC under the Purchase Agreement, the Issuer under the Pooling Agreement and the Indenture Trustee under the Indenture shall, in such capacity, be a Secured Party under the Collateral Agency Agreement (each such person in such capacity, a "Series 200 Secured Party") and (iii) to
                                 ------------------------
establish the terms on which the Collateral Agent will act on behalf of such
Series 200   Secured Parties.
          --

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Titling Trust Agreement, the parties hereto agree to the following supplemental obligations and provisions with
regard to the Series 200   Portfolio Assets, the Series 200   Portfolio Interest
                        --                                 --
and the Series 200   Portfolio Certificate:
                  --

                                    ARTICLE X
                                   DEFINITIONS

     SECTION 10.1 Definitions. For all purposes of this Series 200_ Collateral
                  -----------
Supplement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by Appendix A to the Pooling
Agreement dated as of        , 200  between Navistar Financial Retail
                      -------     -
Receivables Corporation and Navistar Financial 200  Owner Trust (the "Pooling
                                                  -                   -------
Agreement"), or if not defined therein, then as defined in Appendix A to the
----------                                                 ----------
Titling Trust Agreement (as defined in the Pooling Agreement);

               (b) the rules of construction set forth in Part II of Appendix A
                                                          ---------------------
to the Pooling Agreement shall be applicable to this Series 200_ Collateral Supplement; and

               (c) any reference herein to the "General Interest Trustee, acting
                                                --------------------------------
on behalf of the Titling Trust," or words of similar import, shall be deemed to
------------------------------
mean the General Interest Trustee, acting on behalf of the Titling Trust and all beneficiaries thereof.

                                   ARTICLE XI
              GRANT OF SECURITY INTEREST OVER DESIGNATED COLLATERAL

     SECTION 11.1 Grant of Security Interest. Pursuant to Section 2.1(b) of the
                  --------------------------              -------------
Collateral Agency Agreement, in order to secure the rights of each Series 200
                                                                             --
Secured Party and the payment and performance of the respective Secured Obligations owing to each such Series 200 Secured Party, each Series 200
                                         --                               --
Portfolio Interest Obligor hereby assigns, conveys, Transfers, delivers and sets over unto the Collateral Agent for the benefit of the applicable Series 200_ Secured Party, as a Secured Party, and hereby grants to the Collateral Agent for
the benefit of the applicable Series 200   Secured Party, as a Secured Party, a
                                        --
Security Interest in and to the Series 200  Portfolio Interest Collateral. The
                                          --
parties hereto acknowledge that this Series 200   Collateral Supplement shall be
                                               --
deemed a "Security Document" for purpose of the Collateral Agency Agreement.
          -----------------

     SECTION 11.2 Designation of Series 200   Portfolio Interest Collateral.
                  ---------------------------------------------------------
Each of the Series 200   Portfolio Interest Obligors hereby agrees that the
                      --
collateral over which the Security Interest is created pursuant to Section 11.1
                                                                   ------------
above (the "Series 200   Portfolio Interest Collateral") consists of the
            ------------------------------------------
following:

               (a) the Series 200   Portfolio Assets, the Series 200   Portfolio
                                 --                                 --
Interest and the Series 200   Portfolio Certificate; and
                           --

               (b) all proceeds of any of the foregoing, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located. All of the Series 200__ Portfolio Interest Collateral shall constitute "Designated Collateral" for purposes of the Collateral Agency Agreement.
 ---------------------

     SECTION 11.3 Delivery of Series 200   Portfolio Certificate. Harco
                   ----------------------------------------------
Leasing has agreed to deliver the Series 200   Portfolio Certificate to
                                                  --
Navistar Financial. Navistar Financial has agreed to deliver the Series 200
                                                                           --
Portfolio Certificate to NFRRC. NFRRC has agreed to deliver the Series 200
                                                                          --
Portfolio Certificate to the Issuer, and the Issuer has agreed to deliver the
Series 200   Portfolio Certificate to the Indenture Trustee. The Indenture
          --
Trustee will be the Holder of the Series 200   Portfolio Certificate (the
                                            --
"Series 200   Portfolio Interest Holder").
 --------------------------------------

     SECTION 11.4 Perfection of Security Interest in Designated Collateral. Each
                  --------------------------------------------------------
of the Servicer, the Titling Trust and each Series 200 -- Portfolio Interest Obligor hereby agrees to take such steps as are necessary to perfect the
Security Interest of the Collateral Agent, on behalf of the Series 200   Secured
                                                                      --
Parties, over the Series 200   Portfolio Interest Collateral.
                            --

     SECTION 11.5 Designation of Secured Parties. Each of Navistar Financial in
                  ------------------------------
its capacity as transferee under the Lease Purchase Agreement, NFRRC in its capacity as purchaser under the Purchase Agreement, the Issuer in its capacity as transferee under the Pooling Agreement and the Indenture Trustee in its capacity as Trustee under the Indenture shall, in such capacity, be a Secured Party under the Collateral Agency Agreement.

     SECTION 11.6 Schedule of Retail Leases.
                  -------------------------

               (a) On or before each Lease Purchase Date, the Servicer shall deliver to each of the Collateral Agent and the Indenture Trustee a list of all Retail Leases which shall be, effective as of the closing to occur on such date,
allocated to the Series 200   Portfolio Interest.
                           --

               (b) The Collateral Agent shall maintain the current list of Retail Leases described in this Section 11.6 for examination by the Series 200
                                ------------                                  --
Secured Parties and their respective representatives during normal business hours and upon prior written request at the address set forth on the signature page hereof.

     SECTION 11.7 Statements; Further Assurances. The Servicer agrees to execute
                  ------------------------------
and record and file or cause to be recorded and filed financing statements (and continuation and other statements with respect to such financing statements,
when appropriate) with respect to the Series 200   Portfolio Interest Collateral
                                                --
(whether now existing or hereafter created) meeting the requirements of applicable state or local law in such manner and in such jurisdictions as the
Series 200   Portfolio Interest Holder reasonably determines are necessary or
          --
desirable to perfect, and to maintain perfection of (and the priority of), the
Series 200   Portfolio Interest Holder's Security Interest in the Series 200
          --                                                                --
Portfolio Interest Collateral. The Servicer shall deliver (or cause to be
delivered) to the Series 200   Portfolio Interest Holder file-stamped copies of,
                            --
or filing receipts for, any document filed as provided above, as soon as available following such filing. Subject to Section 11.6 hereof, at any time and
                                            ------------
from time to time, upon the written request of the Series 200   Portfolio
                                                             --
Interest Holder, the Servicer will promptly and duly execute and deliver any and
all such further instruments and documents as the Series 200   Portfolio
                                                            --
Interest Holder may reasonably request to: (i) obtain the full benefit of the Security Interest intended to be afforded hereby and of the rights and powers herein granted (subject to the Servicer's rights under this Series 200
                                                                      --
Collateral Supplement), (ii) enforce the rights of the Series 200   Portfolio
                                                                 --
Interest Holder in any of the Series 200   Portfolio Interest Collateral; or
                                        --
(iii) preserve and defend the rights of the Series 200   Portfolio Interest
                                                      --
Holder in the Series 200   Portfolio Interest Collateral against the claims of
                        --
all Persons and parties.

     SECTION 11.8 Remedies. Articles V and VI of the Collateral Agency Agreement
                  --------
shall not be applicable with respect to the Series 200   Portfolio Interest
                                                      --
Collateral and neither Harco Leasing nor any Series 200   Portfolio Interest
                                                       --
Holder shall be deemed to be an Electing Holder thereunder. It is the intent of
the parties to this Series 200   Collateral Supplement that, upon the occurrence
                              --
of an Event of Default under the Indenture, the Collateral Agent will act as the agent, and at the written direction, of the Indenture Trustee with respect to
the Series 200   Portfolio Interest Collateral, and the Indenture Trustee may
              --
exercise all available remedies under the Indenture with respect to the Series
200   Portfolio Interest Collateral by itself or through the Collateral Agent.
   --

     SECTION 11.9 Re-allocation of Series 200  Portfolio Assets. If any Retail
                  ---------------------------------------------
Lease becomes a Warranty Receivable or an Administrative Receivable, the repurchase by NFC or NFRRC or any other Person of such Retail Lease and the Related Titling Trust Assets in accordance with the Basic Documents shall constitute a transfer thereof and of
any related Series 200   Portfolio Interest Collateral to which Section 2.2(b)
                      --
of the Collateral Agency Agreement shall be effective.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     SECTION 12.1 Notices. The notice provisions of Section 9.1 of the
                  -------
Collateral Agency Agreement shall apply equally to this Series 200   Collateral
                                                                  --
Supplement.

     SECTION 12.2 Successors and Assigns. Whenever any of the parties hereto is
                  ----------------------
referred to such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Series
200  Collateral Supplement contained by or on behalf of the parties hereto shall
   -
bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

     SECTION 12.3 Severability. Any provision of this Series 200   Collateral
                  ------------                                  --
Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 12.4 Governing Law. This Series 200   Collateral Supplement shall
                  -------------                 --
be construed in accordance with the internal laws of the State of Illinois, except as otherwise required by mandatory provisions of law without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 12.5 Counterparts. This Series 200  Collateral Supplement may be
                  -----------                  -
executed by the parties hereto in separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 12.6 Termination. This Series 200  Collateral Supplement shall
                  -----------                 -
terminate when the Security Interest granted hereunder has terminated in accordance with Section 8.2 of the Collateral Agency Agreement and all the
                -----------
Series 200   Portfolio Interest Collateral has been released; provided that the
          --
provisions of Section 7.12 of the Collateral Agency Agreement shall not be
              ------------
affected by any such termination.

     SECTION 12.7 Headings. The headings of the various Articles and Sections
                  -------
herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

     SECTION 12.8 Effect of this Series 200  Collateral Supplement on the
                  -------------------------------------------------------
Collateral Agency Agreement. Except as otherwise specifically provided herein:
---------------------------
(i) the parties shall continue to be bound by all provisions of the Collateral Agency Agreement; (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties under the Collateral Agency Agreement, as the context may require; and (iii) the Collateral Agent shall be afforded the same rights, protections, immunities and indemnities as set forth in the Collateral Agency Agreement as if the same were expressly set forth herein. In the event of any conflict between the provisions
of this Series 200   Collateral Supplement and the Collateral Agency Agreement
                  --
with respect to the Series 200   Portfolio Interest Collateral, the provisions
                              --
of this Series 200   Collateral Supplement shall prevail.
                  --

                                     * * * *

               IN WITNESS WHEREOF, the parties hereto have caused this Series 200 Collateral Supplement to the Collateral Agency Agreement to be duly
   -
executed by their respective officers as of the day and year first above written.

                                    HARCO LEASING COMPANY, INC.


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:


                                    NAVISTAR LEASING COMPANY


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:


                                    NAVISTAR FINANCIAL CORPORATION


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:


                                    NAVISTAR FINANCIAL RETAIL
                                    RECEIVABLES CORPORATION


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:

                                    NAVISTAR FINANCIAL 200_ OWNER TRUST


                                    By:                                     ,
                                       -------------------------------------
                                    solely in its capacity as Owner Trustee


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:
                                    Address:


                                    ----------------------------------------,
                                    solely in its capacity as Indenture Trustee


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:
                                    Address:


                                    THE BANK OF NEW YORK, solely in its capacity as Collateral Agent


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:
                                    Address: